UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015, Patriot National Bancorp, Inc. (the “Company”), Patriot National Bank, a wholly-owned subsidiary of the Company (the “Bank” and together with the Company, “Patriot”), and Kenneth T. Neilson, President and Chief Executive Officer of Patriot (“Neilson”), mutually agreed to extend the term of that certain Employment Agreement, dated as of March 18, 2013, by and among Patriot and Neilson, as amended by that certain Letter Agreement, dated as of February 3, 2014, by and among Patriot and Neilson (collectively, the “Employment Agreement”), for an additional one-year period from March 18, 2015 (the “Renewal Date”) through March 17, 2016.

Patriot will pay to Neilson a re-signing bonus in the amount of $200,000 and grant to Neilson 300,000 shares of the restricted stock of the Company. In the event that Neilson’s employment with Patriot is terminated by Patriot for Cause (as defined in the Employment Agreement) or by Neilson without Good Reason (as defined in the Employment Agreement) (i) within three (3) months following the Renewal Date, Neilson shall repay 50% of the re-signing bonus to Patriot or (ii) more than three (3) months, but less than six (6) months, following the Renewal Date, Neilson shall repay 25% of the re-signing bonus to Patriot. The restricted stock grant to Neilson will be subject to a vesting schedule under which such grant will vest in equal one-third increments on December 31, 2015, December 31, 2016 and December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: January 22, 2015	By:	/s/ Michael A. Carrazza
Michael A. Carrazza Chairman of the Board